UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 22, 2018

QUOTEMEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:    0-28599

Nevada

(State or other jurisdiction of incorporation or organization)

91-2008633

(IRS Employer Identification Number)

17100 East Shea Blvd.

Suite 230

Fountain Hills, AZ

(Address of principal executive offices)

85268

(Zip Code)

(480) 905-7311

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Quotemedia, Inc. (the “Company”), is deeply saddened to announce the sudden death of R. Keith Guelpa on March 19, 2018. Mr. Guelpa was a co-founder of the Company and has served as our President and Director since 1999.

The Board wishes to acknowledge Mr. Guelpa’s deep commitment, long service, and extensive contribution to the Company over many years. Mr. Guelpa will be deeply missed by all of his colleagues and friends at the Company. The Company wishes to convey its deepest sympathies to Mr. Guelpa’s family, including his wife, Sue, and his sons, Michael and Chris.

At the time of the filing of this current report on Form 8-K, the Board has not yet appointed a successor(s) to Mr. Guelpa in his capacity as President and Director.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QuoteMedia, Inc.

Dated: March 22, 2018

By: /s/ Keith J. Randall

Keith J. Randall,

Chief Financial Officer

(Principal Executive Officer)

                               By: /s/ Keith J. Randall

Keith J. Randall,
Chief Financial Officer

                                                                                                              (Principal Accounting Officer)